SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2001

RARE HOSPITALITY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-1498312

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8215 Roswell Rd, Bldg. 600, Atlanta, GA 30350
(Addresses of Principal Executive Offices, including Zip Code)

(770) 399-9595
(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events.

      On February 22, 2001, RARE Hospitality International, Inc. (the “Company”) completed the offering and sale (the “Offering”) of 300,000 shares of its no par value common stock (the “Shares”) in connection with the exercise by First Union Securities, Inc., as the sole underwriter, of its over-allotment option. The Company received net proceeds of approximately $7,590,000 from the Offering.

      The sale of the Shares was registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-54150) (the “Registration Statement”) filed with the Commission on January 23, 2001 and declared effective by the Commission on January 26, 2001. The Company is filing this Current Report on Form 8-K in order to cause certain information contained herein and in the exhibits hereto to be incorporated into the Registration Statement by reference. By filing this Current Report on Form 8-K, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of Regulation S-K) in the information set forth in the Registration Statement.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of February 1, 2001, by and among the Company and First Union Securities, Inc., as the underwriter (incorporated by reference from Exhibit 1.1 of the Company’s Current Report on Form 8-K, dated February 9, 2001).

4.8*	Specimen Stock Certificate for the Company’s no par value Common Stock (incorporated herein by reference from Exhibit 4(b) of the Company’s Annual Report on Form 10-K for the year ended December 27, 1998).

5.1*	Opinion of Alston & Bird LLP, as counsel to the Company, regarding the legality of the Shares (incorporated by reference from Exhibit 5.1 of the Company’s Current Report on Form 8-K, dated February 9, 2001).

23.1*	Consent of Alston & Bird LLP, as counsel to the Company (included in Exhibit 5.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3) (incorporated by reference from Exhibit 99.1 of the Company’s Current Report on Form 8-K, dated February 9, 2001).

*	The exhibit numbers set forth herein correspond to the exhibit list contained in the Registration Statement.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE HOSPITALITY INTERNATIONAL, INC.

	By:	/s/ W. DOUGLAS BENN

		Name:	W. Douglas Benn

		Title:	Executive Vice President, Finance and Chief Financial Officer

Date: February 23, 2001